Exhibit 25.1



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                 A TRUSTEE PURSUANT TO SECTION 305(b)(2) _______


                            THE CHASE MANHATTAN BANK
               (Exact name of trustee as specified in its charter)

New York                                                          13-4994650
(State of incorporation                                     (I.R.S. employer
if not a national bank)                                  identification No.)

270 Park Avenue
New York, New York                                                     10017
(Address of principal executive offices)                          (Zip Code)

                               William H. McDavid
                                 General Counsel
                                 270 Park Avenue
                            New York, New York 10017
                               Tel: (212) 270-2611
            (Name, address and telephone number of agent for service)

                            TRITON ENERGY CORPORATION
               (Exact name of obligor as specified in its charter)

Delaware                                                          75-1151855
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                           identification No.)

688 North Central Expressway
Suite 1400
Dallas, Texas                                                     75206-9926
(Address of principal executive offices)                          (Zip Code)


                              TRITON ENERGY LIMITED
               (Exact name of obligor [guarantor] as specified in its charter)

Cayman Islands                                                Not Applicable
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                           identification No.)

Caledonian House
Mary Street, P.O. Box 1043
George Town Grand Cayman, Cayman Islands                      Not Applicable
(Address of principal executive offices)                          (Zip Code)


                             Senior Debt Securities
                       (Title of the indenture securities)

                                     GENERAL

Item 1.  General Information.

             Furnish the following information as to the trustee:

             (a) Name and address of each examining or supervising authority to which it is subject.

                   New York State Banking Department, State House, Albany, New York 12110.

                   Board of Governors of the Federal Reserve System, Washington, D.C., 20551

                   Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

                   Federal Deposit Insurance Corporation, Washington, D.C.
                   20429.


             (b)   Whether it is authorized to exercise corporate trust powers.

                   Yes.


Item 2.  Affiliations with the Obligor.

             If the obligor is an affiliate of the trustee, describe each such affiliation.

             None.

Item 16.     List of Exhibits

             List below all exhibits filed as a part of this Statement of Eligibility.

             1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see
Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249 which is incorporated by reference).

             2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference.
On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

             3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

             4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

             5.    Not applicable.

             6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

             7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority. (On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

             8.    Not applicable.

             9.    Not applicable.


                                    SIGNATURE

             Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 4th day of September, 1996.

                                    THE CHASE MANHATTAN BANK


                                    By /s/ GREGORY MCFARLANE
                                       -----------------------
                                       Gregory McFarlane
                                       Vice President

                              Exhibit 7 to Form T-1

                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                   at the close of business March 31, 1996, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                             Dollar Amounts
                    ASSETS                                     in Millions
Cash and balances due from depository
institutions:
    Noninterest-bearing balances and
             currency and coin  . . . . . . .                   $4,167
    Interest-bearing balances . . . . . . . .                    5,094
Securities:
Held to maturity securities . . . . . . . . .                    3,367
Available for sale securities . . . . . . . .                   27,786
Federal Funds sold and securities
    purchased under agreements to resell
    in domestic offices of the bank and of
    its Edge and Agreement subsidiaries,
    and in IBF's:
    Federal funds sold  . . . . . . . . . . .                    7,204
    Securities purchased under agreements to
    resell  . . . . . . . . . . . . . . . . .                      136
Loans and lease financing receivables:
    Loans and leases, net of unearned income .   $ 67,215
    Less: Allowance for loan and lease losses.      1,768
    Less: Allocated transfer risk reserve . .          75
                                                 --------
    Loans and leases, net of
       unearned income, allowance, and reserve . . . . .        65,372
Trading Assets  . . . . . . . . . . . . . . .                   28,610
Premises and fixed assets (including
capitalized leases) . . . . . . . . . . . . .                    1,326
Other real estate owned . . . . . . . . . . .                       20
Investments in unconsolidated
    subsidiaries and associated companies . .                       68
Customer's liability to this bank on
acceptances outstanding . . . . . . . . . . .                      995
Intangible assets . . . . . . . . . . . . . .                      309
Other assets  . . . . . . . . . . . . . . . .                    6,993
                                                              --------
TOTAL ASSETS  . . . . . . . . . . . . . . . .                 $151,453
                                                              --------
                 LIABILITIES

Deposits
    In domestic offices . . . . . . . . . . .                  $46,917
    Noninterest-bearing . . . . . . . . . . .  $16,711
    Interest-bearing  . . . . . . . . . . . .   30,206
                                               -------
    In foreign offices, Edge and Agreement
    subsidiaries, and IBF's . . . . . . . . .                   31,577
    Noninterest-bearing . . . . . . . . . . .  $ 2,197
    Interest-bearing  . . . . . . . . . . . .   29,380
                                               -------
Federal funds purchased and securities
    sold under agreements to repurchase in
    domestic offices of the bank and of
    its Edge and Agreement subsidiaries,
    and in IBF's federal funds purchased  . .                   12,155
    Securities sold under agreements to
    repurchase  . . . . . . . . . . . . . . .                    8,536
Demand notes issued to the U.S. Treasury  . .                    1,000
Trading liabilities . . . . . . . . . . . . .                   20,914
Other Borrowed money:
    With a remaining maturity of one year or
    less  . . . . . . . . . . . . . . . . . .                   10,018
    With a remaining maturity of more than
    one year  . . . . . . . . . . . . . . . .                      192
Mortgage indebtedness and obligations under
capitalized leases  . . . . . . . . . . . . .                       12
Bank's liability on acceptances executed and
outstanding . . . . . . . . . . . . . . . . .                    1,001
Subordinated notes and debentures . . . . . .                    3,411
Other liabilities . . . . . . . . . . . . . .                    8,091

TOTAL LIABILITIES . . . . . . . . . . . . . .                  143,824

                EQUITY CAPITAL

Common stock  . . . . . . . . . . . . . . . .                      620
Surplus . . . . . . . . . . . . . . . . . . .                    4,664
Undivided profits and capital reserves  . . .                    2,970
Net unrealized holding gains (Losses) on
    available-for-sale securities . . . . . .                     (633)
Cumulative foreign currency translation
adjustments . . . . . . . . . . . . . . . . .                        8

TOTAL EQUITY CAPITAL  . . . . . . . . . . . .                    7,629
                                                              --------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
    STOCK AND EQUITY CAPITAL  . . . . . . . .                 $151,453

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                        JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformation with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                  WALTER V. SHIPLEY             )
                                  EDWARD D. MILLER              ) DIRECTORS
                                  THOMAS G. LABRECQUE           )